
FIRST
GUARANTY
BANK

2021

4th Quarter Report


AMERICA'S
BEST
BANKS
2021
Newsweek
POWERED BY
LendingTree

FIRST GUARANTY BANCSHARES, INC.

fgb.net |

A Message to Our Shareholders

Dear Shareholders,

The fourth quarter of 2021 continued First Guaranty Bancshares, Inc. eight consecutive quarters of strong earnings and outstanding performance. With net earnings for the quarter of $8,049,000 ($7,467,000 after preferred stock dividend payments) First Guaranty Bancshares, Inc.'s earnings for the year 2021 totaled $27,297,000, $25,913,000 after payment of preferred stock dividends. Net income for the fourth quarter represented a 31% increase over the fourth quarter of 2020 and a 34% increase for the year 2021 over the year 2020. These strong results were the result of an increase in total interest income year over year of 11% combined with a decrease in total interest expense of approximately 14%.

Asset Quality also increased significantly as the Texas ratio decreased to 6.56% as of December 31, 2021, compared to 11.65% as of December 31, 2020.

The loan portfolio ended the year at $2,159,359,000 compared to $1,844,135,000 as of December 31, 2020. This represents an increase in the loan portfolio of year over year of 17%.

Total shareholders' equity ended the year at $223,889,000 compared to $178,591,000 as of December 31, 2020.

On December 31, 2021, First Guaranty Bancshares, Inc. paid to its shareholders the 114th consecutive quarterly cash dividend. This cash dividend followed a 10% stock dividend which was awarded to all First Guaranty Bancshares, Inc's shareholders on December 17, 2021. The result was a strong cash dividend and a value enhancement to First Guaranty Bancshares, Inc.

While 2021 brought great financial benefit to the shareholders for First Guaranty Bancshares, Inc., we continued to build and strengthen our Bank system. In the fourth quarter 2021, we were awarded and established loan production and deposit production offices in Vanceburg, Kentucky and Bridgeport, West Virginia. The addition of strong management and loan teams in these areas in November 2021 led to immediate loan production and loan income in these areas. As of December 31, 2021, First Guaranty Bancshares, Inc. had $64,000,000 in loans, from the new areas, booked and earning interest. An additional $81,000,000 are in the pipeline, either approved or in the approval process.

We continue to explore new opportunities for development of and expansion of our branch operations in Texas. With a strong loan pipeline, additional opportunities for reduction of interest expense, and improvements in our processes and procedures, we expect the success of First Guaranty Bancshares, Inc. to continue and to increase. The quality of our efforts have been recognized by Newsweek and Lending Tree as we have been named the Best Small Bank in the United States for the year of 2022 as a follow-up to the same title in 2021.

We will continue to build a strong, fortress balance sheet and we will continue to enhance shareholder value.

Thank you for your continued support.

Sincerely,





Alton B. Lewis
Chief Executive Officer/President
First Guaranty Bancshares, Inc.

NASDAQ Symbol: **FGBI**

We're Social:

Have Questions?

Vanessa Drew | InvestorRelations@fgb.net

At A Glance
(unaudited)

Locations
36

ATMs
48

Total Assets
$2.9 Billion

Deposits
$2.6 Billion

Total Loans
$2.2 Billion

$8.0 Million
4Q 2021 Earnings

$27.3 Million
YTD 2021 Earnings

114 and counting
Consecutive dividends paid

87
Years in Banking

FIRST GUARANTY BANCSHARES, INC.

Member FDIC

Consolidated Balance Sheets
(in thousands, except share data)

	December 31, 2021	December 31, 2020
	(unaudited)	
Assets		
Cash and cash equivalents:		
Cash and due from banks	$261,749	$298,903
Federal funds sold	183	702
Cash and cash equivalents	261,932	299,605
Investment securities:		
Available for sale, at fair value	210,620	238,548
Held to maturity, at cost (estimated fair value of $150,585 and $0, respectively)	153,536	-
Investment securities	364,156	238,548
Federal Home Loan Bank stock, at cost	1,359	3,351
Loans held for sale	-	-
Loans, net of unearned income	2,159,359	1,844,135
Less: allowance for loan losses	24,029	24,518
Net loans	2,135,330	1,819,617
Premises and equipment, net	58,637	58,892
Goodwill	12,900	12,900
Intangible assets, net	5,922	6,587
Other real estate, net	2,072	2,240
Accrued interest receivable	12,047	11,933
Other assets	23,765	18,405
Total Assets	$2,878,120	$2,473,078
Liabilities and Shareholders' Equity		
Deposits:		
Noninterest-bearing demand	$532,578	$411,416
Interest-bearing demand	1,275,544	860,394
Savings	201,699	168,879
Time	586,671	725,629
Total deposits	2,596,492	2,166,318
Short-term borrowings	-	50,000
Repurchase agreements	6,439	6,121
Accrued interest payable	4,480	5,292
Long-term advances from Federal Home Loan Bank	3,208	3,366
Senior long-term debt	25,170	42,366
Junior subordinated debentures	14,818	14,777
Other liabilities	3,624	6,247
Total Liabilities	2,654,231	2,294,487
Shareholders' Equity		
Preferred Stock, Series A - $1,000 par value 100,000 shares authorized; non-cumulative perpetual; 34,500 and 0 shares issued and outstanding, respectively	33,058	-
Common stock - $1 par value 100,600,000 shares authorized and 10,716,796 shares issued[1]	10,717	10,717
Surplus	130,093	130,093
Retained earnings	56,654	37,134
Accumulated other comprehensive (loss) income	(6,633)	647
Total Shareholders' Equity	223,889	178,591
Total Liabilities & Shareholders' Equity	$2,878,120	$2,473,078

[1]All share and per share amounts have been restated to reflect the ten percent stock dividend paid December 17, 2021 to shareholders of record as of December 15, 2021.

Consolidated Statements of Income

(in thousands, except share, per share data & percentages)

	Three Months Ended December 31,	
	2021	**2020**
	(unaudited)	
Interest Income:		
Loans (including fees)	$27,724	$23,388
Deposits with other banks	106	56
Securities (including FHLB stock)	2,344	1,309
Fed Funds Sold	-	1
Total Interest Income	30,174	24,754
Interest Expense:		
Demand deposits	2,015	1,444
Savings deposits	52	58
Time deposits	2,963	3,771
Borrowings	407	616
Total Interest Expense	5,437	5,889
Net Interest Income	24,737	18,865
Less: Provision for loan losses	243	10,251
Net Interest Income after Provision for Loan Losses	24,494	8,614
Noninterest Income:		
Service charges, commissions and fees	765	719
ATM and debit card fees	913	789
Net (losses) gains on securities	(162)	12,160
Net gains on sale of loans	507	80
Other	751	730
Total Noninterest Income	2,774	14,478
Total Business Revenue, Net of Provision for Loan Losses	27,268	23,092
Noninterest Expense:		
Salaries and employee benefits	8,501	7,411
Occupancy and equipment expense	1,935	2,093
Other	6,668	5,918
Total Noninterest Expense	17,104	15,422
Income Before Income Taxes	10,164	7,670
Less: Provision for income taxes	2,115	1,543
Net Income	8,049	6,127
Preferred stock dividends	(582)	-
Income Available to Common Shareholders	$7,467	$6,127
Per Common Share[1]:		
Earnings	$0.70	$0.57
Cash dividends paid	$0.16	$0.15
Weighted Average Common Shares Outstanding[1]	10,716,796	10,716,796
Return on Average Assets	1.05%	0.99%
Return on Average Common Equity	15.51%	13.20%

[1]All share and per share amounts have been restated to reflect the ten percent stock dividend paid December 17, 2021 to shareholders of record as of December 15, 2021.

Consolidated Statements of Income

(in thousands, except share, per share data & percentages)

	Years End December 31, 2021	2020
	(unaudited)	
Interest Income:		
Loans (including fees)	$ 103,353	$ 90,808
Deposits with other banks	316	404
Securities (including FHLB stock)	8,248	9,471
Fed Funds Sold	-	1
Total Interest Income	111,917	100,684
Interest Expense:		
Demand deposits	7,237	6,089
Savings deposits	204	268
Time deposits	12,893	16,908
Borrowings	1,965	2,752
Total Interest Expense	22,299	26,017
Net Interest Income	89,618	74,667
Less: Provision for loan losses	2,055	14,877
Net Interest Income after Provision for Loan Losses	87,563	59,790
Noninterest Income:		
Service charges, commissions and fees	2,699	2,571
ATM and debit card fees	3,562	3,022
Net gains on securities	714	14,791
Net gains on sale of loans	942	1,054
Other	2,843	2,342
Total Noninterest Income	10,760	23,780
Total Business Revenue, Net of Provision for Loan Losses	98,323	83,570
Noninterest Expense:		
Salaries and employee benefits	32,179	29,600
Occupancy and equipment expense	8,681	7,709
Other	23,008	20,724
Total Noninterest Expense	63,868	58,033
Income Before Income Taxes	34,455	25,537
Less: Provision for income taxes	7,158	5,219
Net Income	27,297	20,318
Less: Preferred stock dividends	(1,384)	-
Income Available to Common Shareholders	$25,913	$20,318
Per Common Share[1]:		
Earnings	$2.42	$1.90
Cash dividends paid	$0.60	$0.58
Book Value Per Common Share[1]	$17.81	$16.66
Weighted Average Common Shares Outstanding[1]	10,716,796	10,716,796
Return on Average Assets	0.96%	0.87%
Return on Average Common Equity	14.06%	11.36%

[1]All share and per share amounts have been restated to reflect the ten percent stock dividend paid December 17, 2021 to shareholders of record as of December 15, 2021.

Bank Officers

Chairman
Marshall T. Reynolds*

Executive Officers
Alton B. Lewis, Jr.*
President and CEO | Hammond

Eric J. Dosch*
Chief Financial Officer | Hammond

Senior Vice Presidents
Jordan M. Lewis
Texas Area President

Michael R. Mineer
Mideastern Market President

Thomas F. Brothers
Director of Internal Audit

Timothy L. Chesney
Chief Information Officer

Mark J. Ducoing
Chief Deposit Officer

Glenn A. Duhon, Sr.

Ronnie R. Foshee
Director of Lending Development

Kevin J. Foster

Adam J. Johnston

Mikki M. Kelley

Gregory P. Prudhomme

Craig E. Scelfo

Desiree B. Simmons
Chief Administrative Officer

Evan M. Singer
Chief Mergers & Acquisitions Officer

J. Richard Stark
Operations

Randy S. Vicknair
Chief Lending Officer

Christy L. Wells

Matthew B. Wise
Chief Credit Officer

Vice Presidents
Ashley N. Bell
Brenda A. Briscoe
Cheryl Q. Brumfield
Katherine K. Campbell, *Controller*
Christina M. Carter
Louis J. Cusimano
Vikki W. Dupaquier
Ronald W. Edmonds
Clifton A. Fincher
Denise D. Fletcher
A. Shane Hughes
Shirley P. Jones
JoEllen K. Juhasz, *BSA Officer*
Michael D. Knighten
Mary T. Mayo
Terrie E. McCartney
Colton C. McDaniel
Jason D. Normand
Steven F. Osman
Scott B. Schilling
Amber L. Smith
Lisa K. Stoker
John A. Synco
Lauryn H. Waits
Melina V. West

Assistant Vice Presidents
Conrad H. Arrambide
Evan A. Baranosky
Darryl P. Boudreaux
Miranda M. Derveloy
Susan M. Desoto
Michelle A. Dionne
Landa G. Domangue
Vanessa R. Drew
Harrison R. Gill
Ludrick P. Hildago
Leslie A. Hinzman
Donna S. Hodges
Matt P. Hudnall
Keith T. Klein
Daniel L. Loe
Catherine E. Mathes
Pamela R. Normand
Dollie D. Ogletree
Dev M. Patel
Rahul R. Patel
Kristy L. Puckett
Areeb Rashid
Niekitsha S. Ridley
Chanyon O. Robinson
Stacy J. Thompson
Courtney N. Tramiel

Officers
Mandi B. Aguillard
Rebecca G. Brown
Calvin P. Ducote
Jeannette N. Ernst
Kristin M. Williams

*Officers of First Guaranty Bancshares, Inc. and First Guaranty Bank

FIRST GUARANTY BANCSHARES, INC.

Post Office Box 2009
Hammond, Louisiana 70404-2009